UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                      FORM 8-K

                                   Current Report
                                     Pursuant to
                               Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported):  November 24, 1998



                          ALLMERICA FINANCIAL CORPORATION
               (Exact name of Registrant as specified in its charter)



    Delaware                           1-13754                 04-3263626
(State or other jurisdic-     (Commission File Number)   (I.R.S. Employer I.D.
 tion of Incorporation)                                          Number)




                 440 Lincoln Street, Worcester, Massachusetts 01653
                      (Address of Principal Executive Offices)
                                     (Zip Code)


                                  (508) 855-1000
                (Registrant's Telephone Number including area code)



                                Page 1 of 5 pages
                             Exhibit Index on page 4



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Item 5.  Other Events.

On November 24, 1998, Allmerica Financial Corporation announced that fourth quarter results will be negatively impacted by an estimated $11 million in pre-tax catastrophe losses as a result of a sustained wind storm that struck Michigan during early November. A copy of the press release is attached as
Exhibit 99 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 99 Press Release dated November 24, 1998, announcing Allmerica Financial Corporation expects an $11 million charge in the fourth quarter of 1998 for November catastrophe losses.






























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

SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ALLMERICA FINANCIAL
                                                CORPORATION



                                                By: /s/ Edward J. Parry III,
                                                     Edward J. Parry III
                                                     Vice President, Chief
                                                     Financial Officer, and
                                                     Treasurer


Date:  November 25, 1998






















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




Exhibit Index

Exhibit 99 Press Release dated November 24, 1998, announcing Allmerica Financial Corporation expects an $11 million charge in the fourth quarter of 1998 for November catastrophe losses.






































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


                                   EXHIBIT 99

                 CITIZENS CORPORATION, ALLMERICA FINANCIAL
                   EXPECT FOURTH QUARTER WINDSTORM CHARGES


WORCESTER, Mass., November 24, 1998 - Citizens Corporation (NYSE: CZC) announced today that it expects to incur approximately $11million in pretax catastrophe losses in the fourth quarter as a result of a sustained windstorm that struck Michigan November 9 to11. Allmerica Financial Corporation (NYSE:
AFC), which owns 83 percent of Citizens, expects to incur $9 million of the $11 million in pretax catastrophe losses from the event.

The expected charges compare to catastrophe losses of $0.1 million at Citizens and $0.6 million at Allmerica during the fourth quarter of last year.

Citizens Corporation is the holding company for Citizens Insurance Company of America, a leading underwriter of personal and commercial property and casualty insurance in the Midwest. Citizens is a subsidiary of Allmerica Financial Corporation, the holding company for a diversified group of insurance and financial services companies based in Worcester, Mass.





AF-40
11/24/1998


Contacts:     Investors:                        Media:
             Jean Peters                    Mike Buckley
            (508) 855-3599                 (508) 855-3099







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